UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2008

VYTERIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ		07410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Amendments to Material Definitive Agreements

Effective as of December 31, 2008, Vyteris, Inc. (the “Company’) amended both its 2005 Stock Option Plan and the 2007 Outside Director Cash Compensation and Stock Incentive Plan to increase the number of options available for grant under each plan pursuant to authorization provided by the unanimous consent of its Board of Directors.  Specifically, the number of options available in its 2007 Outside Director Cash Compensation and Stock Incentive Plan  was increased by 750,000 options from 333,333 options to 1,083,333 options, and the number of options available in its 2005 Stock Option Plan was increased by 1,500,000 options from 993,461 options to 2,493,461 options.  The numbers of options set forth in this Item 1.01 take into account the 1:15 reverse stock split effected by the issuer on June 17, 2008, and all option amounts are stated in post-split amounts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/ Joseph Himy
Name: Joseph Himy
Title: Chief Financial Officer Dated: January 5, 2009